Exhibit 10.99

                       364-DAY REVOLVING PROMISSORY NOTE

                   $1,250,000.00Austin, Texas February 9, 2001

         FOR VALUE RECEIVED, the undersigned, AMERICAN PHYSICIANS SERVICE GROUP, INC., a Texas corporation ("Maker"), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A. ("Payee"), at 515 Congress Avenue, 11th Floor, Austin, Texas 78702 or such other address given to Maker by Payee, the principal sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($1,250,000.00), or so much thereof as may be advanced prior to maturity, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day-to-day outstanding, computed from the date of advance until maturity at the rates per annum provided below.

         1. Definitions. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Revolving Credit Agreement (defined below). When used in this 364-Day Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

         BORROWER means Maker.

         Collateral Documents means all the Pledge Agreement, the Deed of Trust, the guaranties executed by the Guarantors, and all other security agreements, guaranties, pledge agreements, and other agreements or documents executed or delivered to secure repayment of all or any part of the Obligation.

         DEFAULT has the meaning ascribed to it in Section 9 hereof.

         GOVERNMENTAL AUTHORITY means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over any Company or any of its business, operations or properties.

         LENDER means Payee.

         MAXIMUM RATE means, with respect to the holder hereof, the maximum non-usurious rate of interest which, under all legal requirements, such holder is permitted to contract for, charge, take, reserve, or receive on the Obligation. If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate," then such term means the "weekly ceiling" from time to time in effect under Texas Finance Code ss. 303.001, as amended, as limited by Texas Finance Code ss.
      303.009. Maker agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation, as amended.


         REVOLVING CREDIT AGREEMENT means that certain Revolving Credit Loan Agreement dated February 10, 1998, between Maker and Payee, as the same may be renewed, extended,


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      amended, supplemented,  restructured,  restated,
      refunded, replaced, or refinanced from time to time on one or more occasions.

         TERMINATION DATE means the earliest of (i) February 8, 2002, (ii) the date Payee's commitment to fund Borrowings is terminated pursuant to
      Section 9(b), or (iii) the date Payee's commitment to fund Borrowings is terminated pursuant to Section 3(c).

         2.        The Revolving Credit Loan.

                  (a) COMMITMENT AND BORROWINGS. Subject to the terms and conditions of this 364-Day Note, including the conditions precedent in Sections 2 and 4 of this 364-Day Note, Payee agrees to extend to Maker, from the date hereof through the Termination Date, a revolving line of credit which shall not exceed at any one time outstanding the sum of $1,250,000.00 (the "Revolving Credit Commitment"). Within the limits of this Section 2(a), during such period, Maker may borrow, repay and reborrow in accordance with this 364-Day Note. Each advance hereunder is called a "Borrowing" and all borrowings hereunder are collectively referred to as the "364-Day Loan." Maker shall have the right, upon three
      (3) Business Days' prior written notice to Payee, to permanently reduce the unutilized portion of the Revolving Credit Commitment.

                  (b) LIQUIDITY REQUIREMENTS. As a condition to Payee's obligation to advance any Borrowing hereunder, Maker must be in compliance with the requirements of Section 6.04 of the Revolving Credit Agreement related to maintenance of liquidity and the Collateral Maintenance provisions of the Pledge Agreement.

                  (c) USE OF PROCEEDS. Maker shall use the proceeds of the 364-Day Loan for general working capital purposes. Maker shall not use proceeds of any Borrowing (i) to purchase or carry any "margin securities" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System), (ii) for any unlawful purpose, or (iii) for the purpose of making any hostile tender offer to acquire shares of stock or other equity interests in another Person. In addition, Maker will furnish to Payee a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loan will be used for any purpose which violates, or is inconsistent with, the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

                  (d) MANNER OF BORROWING. Maker shall give Payee prior written notice on or before 10:00 a.m. (Austin, Texas time) on any day a Borrowing is requested (a "Notice of Borrowing") of each requested Borrowing in the form attached as Exhibit A and shall specify the aggregate amount and requested date of such Borrowing. Each Borrowing shall be in an amount of $100,000.00 or an integral multiple thereof. Not later than 2:00 p.m. on the date specified, subject to the terms and conditions of this 364-Day Note, Payee shall make available to Maker, at Payee's offices in Austin, Texas, the amount of such requested Borrowing in immediately available funds.
                  (e) FEES. In connection with Payee's agreement to enter into this 364-Day Note and fund the 364-Day Loan hereunder, Maker has committed to pay to Payee an up-front


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      commitment fee in the amount of $12,500 which would be due and payable upon the execution of this 364-Day Note.

         3.        PAYMENTS AND INTEREST.

                  (a) PRINCIPAL AND INTEREST. The unpaid principal of this 364-Day Note, and all accrued but unpaid interest thereon, shall be due and payable on the Termination Date. Interest shall also be due and payable quarterly on the last day of each March, June, September, and December, commencing March 31, 2001.

                  (b) OPTIONAL PREPAYMENTS. Maker shall have the right, from time to time upon three (3) Business Days' written notice to Payee, and without penalty, to prepay this 364-Day Note, in whole or in part upon the payment of accrued interest on the amount prepaid to and including the date of payment.

                  (c) MANDATORY PREPAYMENT. Upon the incurrence of Additional Debt by Maker, or the consummation of any Permitted Sale, the unpaid principal of this 364-Day Note, and all accrued but unpaid interest thereon, shall be due and payable. The Revolving Credit Commitment shall terminate.

                  (d) MANNER AND APPLICATION OF PAYMENTs. All payments and prepayments by Maker on account of principal, interest, and fees hereunder shall be made in immediately available funds. All such payments shall be made to Payee at its office in Austin, Texas, not later than 12:00 noon, Austin, Texas time, on the date due and funds received after that hour shall be deemed to have been received by Payee on the next following Business Day. If any payment is scheduled to become due and payable on a day which is not a Business Day, such payment shall instead become due and payable on the immediately following Business Day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension. All payments made on this 364-Day Note shall be credited, to the extent of the amount thereof, in the following manner:
      (i) first, against the amount of interest accrued and unpaid on this 364-Day Note as of the date of such payment; and (ii) second, against all principal due and owing on this 364-Day Note as of the date of such payment.

         4.       INTEREST.

         (a) Interest Rate. Subject to Section 4(b), the unpaid principal of each Borrowing shall bear interest from the date of advance until paid at a rate per annum that from day-to-day equals the lesser of (a) the Base Rate in effect from day-to-day plus 1/4 of 1% (the "Contract Rate"), or
      (b) the Maximum Rate.

         (b) DEFAULT RATE. All past due principal of, and to the extent permitted by applicable law, interest on, the Note shall bear interest until paid at the lesser of (i) the Base Rate from time-to-time in effect plus three percent (3%), or (ii) the Maximum Rate.

         (c) COMPUTATION OF INTEREST RATES. Subject to applicable usury laws, interest shall be computed at a daily rate equal to 1/360 of the applicable rate of interest per annum for all Borrowings, unless the Maximum Rate or Base Rate shall be in effect, in which case interest shall



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      be computed at a daily rate equal to 1/365 or 1/366,  as  appropriate,  of the applicable rate of interest per annum.

         (d) RECAPTURE RATE. If, on any interest payment date, Payee does not receive interest on the Note computed (as if no Maximum Rate limitations were applicable) at the Contract Rate pursuant to Section 4(a) because the Contract Rate exceeds or has exceeded the Maximum Rate, then Maker shall, upon the written demand of Payee, pay to Payee, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Maker be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" means, on any date, the amount by which (a) the amount of all interest that would have accrued before that date on the principal of the Note (had the applicable Contract Rate at all times been in effect, without limitation by the Maximum Rate) exceeds (b) the aggregate amount of interest actually paid to Payee on the Note on or before that date.

         (e) TAXES. Any and all payments by Maker hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (hereinafter referred to as "Taxes"), excluding taxes imposed on Payee's income, and franchise taxes imposed on Payee, by the jurisdiction under the laws of which Payee is organized or is or should be qualified to do business or any political subdivision thereof and, taxes imposed on Payee's income, and franchise taxes imposed on Payee by the jurisdiction of Payee's lending office or any political subdivision thereof. If Maker shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Payee, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4(e) Payee receives an amount equal to the sum it would have received had no such deductions been made,
      (ii) Maker shall make such deductions and (iii) Maker shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Maker will indemnify Payee for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 4(e)) paid by Payee or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be payable upon Payee making written demand therefor.

         (f) CAPITAL ADEQUACY. If, after the date hereof, Payee shall have reasonably determined that either (i) the adoption (after the date hereof) of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by Payee (or any lending office of Payee) with any request or directive (issued after the date hereof) regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and having general application to Payees such as Payee, has or would have the effect of reducing the rate of return on Payee's capital as a consequence of its or Maker's obligations hereunder to a level below that which Payee could have achieved but for such adoption, change or compliance by an amount reasonably deemed by Payee to be material, then from time to time, within five (5) days after demand by Payee,

      Maker shall pay to Payee such additional amount as will adequately compensate Payee for such reduction, provided that Maker will not be required to pay any more than similarly situated customers of Payee. Payee will notify Maker of any event of which it has actual knowledge, occurring after the date thereof, which will entitle Payee to compensation pursuant to this Section 4(f). No failure by Payee to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Payee's right to demand payment of such amounts at any subsequent time.

         5.        CONDITIONS PRECEDENT.

                  (a) INITIAL BORROWING. The obligation of Payee to advance its initial Borrowing is subject to the conditions precedent that, on or before the date of such Borrowing, (a) Maker shall have paid to Payee all fees to be received by Payee pursuant to this 364-Day Note or any other Loan Document and (b) Payee shall have received duly executed copies of each of the documents listed on Schedule 1, each dated as of the date of such Borrowing, and each in form and substance satisfactory to Payee.

                  (b) ALL BORROWINGS. The obligation of Payee to advance any Borrowing under this 364-Day Note (including the initial Borrowing) shall be subject to the conditions precedent that, as of the date of such Borrowing and after giving effect thereto: (a) there exists no Default or Event of Default under, and as defined in, the Revolving Credit Agreement;
      (b) no change that would cause a Material Adverse Effect has occurred since the date of the Current Financials referenced in Section 4.05 of the Revolving Credit Agreement; (c) Payee shall have received from Maker a Notice of Borrowing dated as of the date of such Borrowing and all of the statements contained in such Notice of Borrowing shall be true and correct; (d) the representations and warranties contained in the Loan Documents shall be true in all respects as though made on the date of such Borrowing; (e) the Maximum Rate exceeds the Contract Rate; and (f) Maker has satisfied the condition precedent contained in Section 2 of this 364-Day Note.

         6. RIGHTS UNDER THE REVOLVING CREDIT AGREEMENT. This 364-Day Note is subject to certain terms and conditions set forth in the Revolving Credit Agreement. The Holder of this 364-Day Note shall be entitled to the benefits provided in the Revolving Credit Agreement. This 364-Day Note is one of the "Loan Documents" referred to in the Revolving Credit Agreement, and all provisions relating to Loan Documents set forth in Section 8 of the Revolving Credit Agreement, other than the provisions set forth in Sections 8.02, 8.04, 8.06 of Revolving Credit Agreement, are incorporated herein by reference, the same as if set forth herein verbatim.

         7. WAIVERS. No failure to exercise, and no delay in exercising, on the part of Payee, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Payee under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any Loan Document, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         8. SECURITY. This 364-Day Note is secured by, among other collateral, each of the Collateral Documents.

         9.       DEFAULT AND REMEDIES.

         (a) A "Default" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this 364-Day Note or the Obligation and such failure continues for five (5) days, or (ii) a Default shall occur under, and as defined in, the Revolving Credit Agreement.

         (b) If any Default shall occur Payee may, without notice, except as otherwise provided for herein, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Payee in its sole discretion may deem necessary or appropriate: (i) terminate Payee's commitment to lend hereunder, (ii) declare the Obligation or any part thereof to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Maker hereby expressly waives, anything contained herein or in this 364-Day Note to the contrary notwithstanding, (iii) reduce any claim to judgment, or
      (iv) pursue and enforce any of Payee's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any event specified in Sections 7.01(f) or (g) of the Revolving Credit Agreement shall occur, the Obligation shall thereupon become due and payable concurrently therewith, and Payee's obligation to lend shall immediately terminate hereunder, without any further action by Payee and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Maker hereby expressly waives.

         (c) Should Maker fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Payee may, after five (5) days written notice to Maker, perform or attempt to perform such covenant, duty or agreement on behalf of Maker. In such event, Maker shall, at the request of Payee, promptly pay any amount expended by Payee in such performance or attempted performance to Payee at its office in Austin, Texas, together with interest thereon at the default rate of interest provided herein, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Payee shall not assume any liability or responsibility for the performance of any duties of Maker hereunder or under any of the Loan Documents and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Payee the right or power to exercise control over the management and affairs of Maker.

         10. MANDATORY PREPAYMENT. Upon the receipt by Payee of the proceeds from any Additional Debt or any Permitted Sales, Maker shall immediately pay to Payee the amount of such proceeds in the following order: (i) first, to the outstanding 364-Day Loan, in the amount of any such 364-Day Loan, together with all accrued and unpaid interest, and (ii) second, to the remaining Obligation.

         11. USURY LAWS. Regardless of any provisions contained in this 364-Day Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this 364-Day Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this 364-Day Note, and, if the principal balance of this 364-Day Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this 364-Day Note so that the interest rate is uniform throughout such term.

         12. GOVERNING LAW. This 364-Day Note has been prepared, is being executed and delivered, and is intended to be performed in the State of Texas and the substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this 364-Day Note and all of the other Loan Documents.

         13. ENTIRETY. THE PROVISIONS OF THIS 364-DAY NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS 364-DAY NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.


                           [Remainder of Page Intentionally Left Blank;
                            Signature Page Follows.]



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                        MAKER:

                        AMERICAN   PHYSICIANS   SERVICE  GROUP,  INC.,  a  Texas
                                                                     corporation


                         By:   /s/ W.H. Hayes
                            -------------------------------------
                         Name:    W. H. Hayes
                            -----------------------------------------
                         Title:  VP and Secretary
                            ----------------------------------------